UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2005

GOLDEN MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51041	98-0436982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong
(Address of Principal Executive Office)

Registrant’s Telephone Number, including area code: 852-2736-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 27, 2005, the Company entered into an Agreement for Share Exchange with Tagalder C3 Holdings, Inc., a BVI corporation (“Tagalder”) and the shareholders of Tagalder, pursuant to which the Company agreed to acquire all of the issued and outstanding shares of Tagalder in exchange for the issuance of 50,000,000 shares of the Company’s issued and outstanding common stock.

Chun Ka Tsun, who is an officer, director and principal shareholder of the Company, and Chan Tsz King, who is a principal shareholder of the Company, are also the principal shareholders of Tagalder C3 Holdings, Inc.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On June 30, 2005, the Company acquired 1,000 shares of stock of Tagalder C3 Holdings, Inc, a BVI corporation (“Tagalder”), from the shareholders of Tagalder,  in exchange for the issuance of 50,000,000 shares of its common stock.  The 1,000 shares of Tagalder acquired by the Company constitute all of its issued and outstanding common stock, and accordingly, following the acquisition of such shares, Tagalder became a wholly-owned subsidiary of the Company.

Chun Ka Tsun who is a principal shareholder of the Company, and is also its sole officer and directors, and Chan Tsz King, who is a principal shareholder of the Company, were also the principal shareholders of Tagalder prior to completion of the share exchange transaction.

The amount of consideration paid for acquisition of the shares of Tagalder was not determined in an arm’s length manner.  For purposes of this transaction, the Company estimated the value of the outstanding shares of Tagalder by estimating the minimum fair market value of the current assets of Tagalder at not less than $300,000.  After estimating the total value of Tagalder’s outstanding shares, the number of Company shares to be issued for acquisition of the Tagalder shares was calculated by valuing the Company’s shares at $0.006 per share.  The value assigned to the Company’s shares for purposes of this transaction, was based upon the per share price paid   by the Company’s two principal shareholders on June 14, 2005, for purchase of 97% of the Company’s issued and outstanding common stock.

Through its wholly-owned subsidiary, ATG Holding Limited, a Hong Kong corporation, Tagalder is a holding company which owns 100% of the issued and outstanding common stock of Solomon Software (HK) Limited and Caedac Software Consultants Limited, which are engaged in the business of marketing enterprise resource planning software and application software.  Tagalder also owns 100% of Hopeful Asia Limited, a Hong Kong corporation, which is the owner of 80% of the drilling rights of a coal mine property located in Shanxi, China.

ITEM 9.01 Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired

The audited financial statements of Tagalder C3 Holdings, Inc., as of and for the year ended June 30, 2005, which are required to be filed as part of this Current Report on Form 8-K are not currently available.   Such financial statements shall be filed by amendment to this report on Form 8-K.

(b)

Pro forma financial information.

The unaudited Pro Forma Consolidated Financial Statements of Golden Media, Inc., and Tagalder C3 Holdings, Inc., as of June 30, 2005, which are required to be filed as part of this Current Report on Form 8-K, are not currently available.  Such financial information shall be filed by amendment to this report on Form 8-K.

(c) Exhibits

2.2

Agreement for Share Exchange, dated June 27, 2005, between the Company, Tagalder C3 Holdings, Inc., a BVI corporation, and the shareholders of Tagalder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

GOLDEN MEDIA, INC. (Registrant)

Date: July 7, 2005	/s/ Chun Ka Tsun, Chief Executive Officer

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